UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ALLEGHANY CORPORATION
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Alleghany

IMPORTANT REMINDER TO VOTE YOUR PROXY TODAY

May 27, 2022

Dear Alleghany Stockholder:

We recently sent you proxy materials in connection with the Special Meeting of Stockholders of Alleghany Corporation (the “Company”), which is scheduled to be held at The Penn Club, 30 West 44th Street, New York, New York, on June 9, 2022, at 10:00 a.m. local time (the “Special Meeting”).  This reminder is being sent to you because you were a stockholder of the Company common stock as of the close of business on April 28, 2022, and our records indicate that, as of the date of this letter, your vote on the proposals to be considered at the Special Meeting has not been received.

At the Special Meeting, you will be asked to vote on, among other matters, the approval and adoption of the Agreement and Plan of Merger, by and among Berkshire Hathaway Inc. (“Berkshire”), O&M Acquisition Corp. and the Company (the “merger agreement”), and the merger of O&M Acquisition Corp. with and into the Company (the “merger”).  As a result of the merger, each issued and outstanding share of Company common stock (other than shares (a) held in the treasury of the Company or owned by Berkshire or any direct or indirect wholly owned subsidiary of Berkshire or (b) held by a stockholder who has demanded and perfected such holder’s demand for appraisal rights in accordance with Delaware law), will be cancelled and extinguished and converted into the right to receive $848.02 in cash, without interest.

Please take a moment right now to vote your shares to ensure that your voice is heard in this important decision regarding your investment.

The Board of Directors of the Company unanimously recommends that the stockholders of the Company vote “FOR” the proposal to approve and adopt the merger agreement and the merger. In addition, the Board unanimously recommends that the stockholders of the Company vote “FOR” the advisory (non-binding) proposal to approve the compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies.

Your vote is very important regardless of the number of shares you own. The merger cannot be completed unless holders of at least seventy-five (75%) of the voting power of the Company’s outstanding shares of common stock vote in favor of the approval of the merger agreement and the merger (Proposal 1 on the enclosed duplicate proxy card).  Please vote your shares today by telephone, internet, or by completing and mailing the enclosed proxy card.  Remember – every share and every vote counts!

If you have any questions, or need assistance in voting your shares, please contact MacKenzie Partners, Inc., the firm we have retained to assist us in the solicitation of proxies for the Special Meeting, toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.

If you have recently voted, please disregard this reminder. We thank you for your attention to this important matter.

Sincerely,

Alleghany Corporation

Important Additional Information and Where to Find It

In connection with the transaction with Berkshire Hathaway Inc. (“Berkshire”), the Company filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on April 29, 2022. The proxy statement has been be mailed or otherwise delivered to the Company’s stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the proxy statement or any other document that the Company may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of the Company’s website at https://www.alleghany.com/investor-relations/ or by contacting the Company’s investor relations department at the following: Dale James, Alleghany Corporation, 212-752-1356.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition of the Company by Berkshire. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, are set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction. Information relating to the foregoing can also be found in the Company’s Amendment to its Annual Report on Form 10-K filed with the SEC on April 29, 2022 (the “2021 Form 10-K”). You may obtain free copies of these documents using the sources indicated above.

Forward-looking Statements

This letter contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company’s future financial condition and results.

Various forward-looking statements in this release relate to the proposed acquisition by Berkshire of the Company. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on unanticipated terms and timing, including delays in obtaining required stockholder and regulatory approvals, and in satisfying the other conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in the 2021 Form 10-K and the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2022 filed with the SEC on May 5, 2022 and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.